UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2015

EARTHLINK HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	46-4228084
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., Suite 900, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 11, 2015, EarthLink Holdings Corp. (the “Company”) entered into a Third Amendment to Credit Agreement (the “Amendment”) to its Amended and Restated Credit Agreement dated as of May 29, 2013 (as previously amended, the “Credit Agreement”) with the Guarantors party thereto, the Lenders party thereto and Regions Bank, as administrative and collateral agent. The Credit Agreement provides for a $135 million senior secured credit facility.

The primary purpose of the Amendment is to permit the Company to repurchase certain debt in an amount up to $100 million, including the redemption described in Item 8.01 below.

The foregoing description of the Amendment does not purport to be complete; and the references to the Amendment are qualified in their entirety by reference to the copy of the Amendment filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 8.01      Other Events

On May 14, 2015, the Company announced that it exercised its right, under the indenture dated May 17, 2011 between the Company, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”), to call for the redemption of a portion of the Company’s outstanding 8 7/8% Senior Notes due 2019 (the “Notes”).  The Company will redeem (the “Redemption”) $70 million aggregate principal amount of the Notes on June 15, 2015 (the “Redemption Date”).  The redemption price for the Redemption Notes will be equal to 104.438% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding the Redemption Date.  To facilitate the Redemption, the Company intends to use approximately $20 million of cash and draw down approximately $55 million under the terms of the Credit Agreement, leaving approximately $80 million of liquidity available in the $135 million credit facility. These new borrowings under the credit facility will have an interest rate of LIBOR plus 3.50%. The Company expects to record a loss on extinguishment of debt of approximately $5.6 million in its second quarter financial results in connection with the Redemption, consisting of the premium paid for the redemption and a non-cash charge for the write-off of unamortized discount on debt and debt issuance costs.  Deutsche Bank Trust Company Americas, the trustee under the Indenture, is sending a notice of redemption to all currently registered holders of the Notes.

This report is for informational purposes only and does not constitute a notice of redemption with respect to or an offer to purchase or sell (or a solicitation of an offer to purchase or sell) any securities.

A copy of the related press release is filed herewith as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement

99.1	Press Release dated May 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS CORP.
(Registrant)

	By:	/s/ Louis M. Alterman
	Name:	Louis M. Alterman
	Title:	Executive Vice President,
Chief Financial Officer

Date: May 14, 2015

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement

99.1	Press Release dated May 14, 2015